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                         CERTIFICATE OF INCORPORATION
                                      OF
                        UNITED AUTOCARE PRODUCTS, INC.

         THE UNDERSIGNED, acting as incorporator of a corporation under and in accordance with the General Corporation law of the State of Delaware, do hereby adopt the following Certificate of Incorporation for such corporation:

                                  ARTICLE 1.
                                     NAME

         The name of the corporation is United AutoCare Products Inc. (hereinafter the "Corporation").

                                  ARTICLE 2.
                          REGISTERED OFFICE AND AGENT

         The registered office of the Corporation in the State of Delaware is located at 1013 Centre Road, City of Wilmington DE, in the County of New Castle. The name of the registered agent of the Corporation at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE 3.
                                    PURPOSE

         The purpose for which the Corporation is organized is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "DGCL").

                                  ARTICLE 4.
                                    CAPITAL

         The aggregate number of shares of stock which the Corporation shall have authority to issue is 1,000 shares, par value $.01 per share, designated Common Stock. Unless specifically provided otherwise herein, the holder of such shares shall be entitled to one vote for each share held in any stockholder vote in which any of such holders is entitled to participate.

                                  ARTICLE 5.
                                   DURATION

         The Corporation shall have perpetual existence.

                                  ARTICLE 6.
                 PREEMPTIVE RIGHTS DENIED; NO CUMULATIVE VOTE

         No holder of stock of any class or series of the Corporation shall have any preemptive rights to subscribe for, purchase or

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receive any shares of stock of any class or series whether now or hereafter authorized, or any options or warrants for such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation. Cumulative voting by the holders of any class and of any series of any such class of the stock of the Corporation at any election of directors of the Corporation is hereby prohibited.

                                  ARTICLE 7.
                                 INCORPORATOR

         The name of the incorporator of the Corporation is Tambra S. King, and the mailing address of such incorporator is c/o Trace International Holdings, Inc., 375 Park Avenue, 11th Floor, New York, New York 10152.

                                  ARTICLE 8.
                             STOCKHOLDER MEETINGS

         Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                  ARTICLE 9.
                 ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS

         Pursuant to Section 102(b) of the DGCL, a director of the Corporation shall not be personally liable to the Corporation of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; and (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                                  ARTICLE 10.
                                INDEMNIFICATION

         The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation,


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or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), liability, loss, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, or itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, have reasonable cause to believe that his conduct was unlawful. The right to indemnification under this Article 11 shall be a contract right and shall include, with respect to directors and officers, the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its disposition; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article 11 or otherwise. The Corporation may, by action of its Board of Directors, pay such expenses incurred by employees and agents of the Corporation upon such terms as the Board of Directors deems appropriate. Indemnification of, and advancement of expenses to, such persons shall be mandatory to the extent that applicable law provides that the Corporation may authorize such indemnification and advancement of expenses. Such indemnification and advancement of expenses shall be in addition to any other rights to which those seeking indemnification and advancement of expenses may be entitled under any law, Bylaw, agreement, vote of stockholders or otherwise. Any repeal or amendment of this Article 11 by the stockholders of the Corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect any limitation on the personal liability of any director, officer, employee or agent of the Corporation at the time of such repeal or amendment.

                                  ARTICLE 11.
                          ARRANGEMENT WITH CREDITORS

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this


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Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

                                  ARTICLE 12.
                       AMENDMENT OF CORPORATE DOCUMENTS

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE 13.
                                 MISCELLANEOUS

         Election of directors need not be by written ballot. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as otherwise provided by law. In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the bylaws of the Corporation.

                                  ARTICLE 14.
                                 SEVERABILITY

         If any provision contained in this Certificate of Incorporation shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not invalidate the entire Certificate of Incorporation or any other provisions hereof. Such provision shall be deemed to be modified to the extent necessary to render it valid and enforceable, then the Certificate of Incorporation shall be construed as if not containing such provision.


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         I, THE UNDERSIGNED, for the purpose of forming the Corporation under the laws of the State of Delaware, do make, file, and record this Certificate of Incorporation and do certify that this is my act and deed and that the facts stated herein are true and accordingly, I do hereunto set my hand on this 5th day of February, 1997.


                                            By:  /s/  Tambra S, King
                                                 ------------------------------
                                                   Tambra S. King, Incorporator




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